Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) and the related reoffer prospectus pertaining to the 2011 Israeli Share Option Plan of JFrog Ltd. and to the incorporation by reference therein of our report dated February 12, 2021, with respect to the consolidated financial statements of JFrog Ltd. included in the Annual Report (Form 10-K) or the year ended December 31, 2020, filed with the Securities and Exchange Commission.

February 22, 2021 Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global